                                                                      Exhibit 21
                            SUBSIDIARIES OF ALLEGHANY

     Alleghany Capital Corporation (Delaware)
     Alleghany Consulting, Inc. (Delaware)
     Alleghany Funding Corporation (Delaware)
     Alleghany Investment Services, Inc. (Delaware)
     Alleghany Properties, Inc. (Delaware)
          Sacramento Properties Holdings, Inc. (California)
     Mineral Holdings Inc. (Delaware--98.44%)
          World Minerals Inc. (Delaware)
               Advanced Minerals Corporation (Delaware)
               World Minerals International, Inc. (Delaware)
                    World Minerals Luxemberg (Luxemberg)
                         Celite B.V. (Luxemberg)
                         World Minerals Espanola S.L. (Spain)
                              Celite Hispanica, S.A. (Spain)
               World Minerals Europe, S.A. (France)
                    World Minerals (U.K.) Limited (United Kingdom)
                    WM Canada Inc. (Canada)
                    World Minerals do Brasil Ltda. (Brazil)
                    World Minerals FSC, Inc. (Barbados)
                    World Minerals Island, h.f. (Iceland)
                    World Minerals Italiana, S.r.L. (Italy)
               Celite Corporation (Delaware)
                    Celite Europe Corporation (Delaware)
                         Celite France, S.A. (France)
                    Celite Mexico S.A. de C.V. (Mexico)
                         Almeria, S.A. de C.V. (Mexico)
                         Diatomita San Nicolas, S.A. de C.V. (Mexico)
                    Celite Pacific Limited (Hong Kong)
                    Celite China Inc. (Delaware)
                           Linjiang Celite Diatomite Company Ltd. (China--
                           77.33%)
                           Celite Shanghai International Trading Co., Ltd.
                           (China)
                    Celite Jilin, Inc. (Delaware)
                           Changbai Celite Diatomite Company Ltd. (China--
                           71.76%)
                           Celite Minerals China Corporation (Delaware)
                           Linjiang Lin-Lin Celite Diatomite Company Limited (China--73.48%)
                    Celite Chile S.A. (Chile)
                           Sociedad Minera Celite del Peru, S.A. (Peru)
                    Peruco, Inc. (Delaware)
                    Celite Korea Ltd. (South Korea)
               Harborlite Corporation (Delaware)
                    Harborlite Chile, S.A. (Chile)

                    Perlite, Inc. (Delaware)
                    Harborlite (U.K.) Limited (United Kingdom)
                    Harborlite France, S.A. (France)
                    Harborlite do Brasil Ltda. (Brazil)
                    Substancias y Mineralas Navajas S.A. de C.V. (Mexico) Europerlite B.V. (Amsterdam, the Netherlands)
                           Anadolu Perlit (Turkey)
                           Europerlita Espanola, S.A. (Spain-50%)
                           Europerlite Italiana, S.p.A. (Italy)
                                    Europerlita Espanola, S.A. (Spain--50%)
                           Harborlite Aegean Endustri Mineralleri Sanayi a.s. (Turkey)
         Bibb Steel and Supply Company (Delaware)
         MSL Property Holdings, Inc. (Delaware)
         MSL Capital Recovery Corp. (Delaware)
                  J & E Corporation (Tennessee)
         Alleghany Insurance Holdings LLC (Delaware)
                  Capitol Transamerica Corporation (Wisconsin)
                           Capitol Facilities Corporation (Wisconsin)
                           Capitol Indemnity Corporation (Wisconsin)
                                    Capitol Specialty Insurance Corporation
                                    (Wisconsin)
                  Darwin Group, Inc. (Delaware)
                  Darwin Professional Underwriters, Inc. (Delaware--80%)
                  Platte River Insurance Company (Nebraska)
                  RSUI Group, Inc. (Delaware)
                           Resurgens Specialty Underwriting, Inc. (Georgia)
                           RSA Surplus Lines Insurance Services, Inc. (Delaware) RSUI Indemnity Company (New Hampshire)
                                    Landmark American Insurance Company
                                    (Oklahoma)
         Heads & Threads International LLC (Delaware)
                  Heads and Threads (PA) LLC (Delaware)

                                                                               2